                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Terra Industries Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

[LOGO]

                              March 27, 1996



Dear Stockholder:

     It is a pleasure for us to extend to you a cordial invitation to attend the Annual Meeting of Stockholders of the Corporation to be held at 9:00 a.m. on Tuesday, April 30, 1996 at the Sioux City Hilton, 707 Fourth Street, Sioux City, Iowa.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Corporation, and stockholders will have an opportunity to discuss matters of interest concerning the Corporation.

     We hope all stockholders of the Corporation will be able to attend this Meeting. If you plan to attend, please check the appropriate box on your proxy card.

     Whether or not you plan to attend the Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy card in the enclosed return envelope.

     On behalf of the Board of Directors and management, we would like to express our appreciation for your support during 1995. We look forward to seeing you at the Meeting.



     /s/ Burton M. Joyce                                  /s/ Reuben F. Richards
     Burton M. Joyce                                      Reuben F. Richards
     President and Chief Executive Officer                Chairman of the Board

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                 ---------------------------------------------


To the Stockholders:

     The Annual Meeting of Stockholders of Terra Industries Inc. (the "Corporation") will be held at the Sioux City Hilton, 707 Fourth Street, Sioux City, Iowa, on Tuesday, April 30, 1996, at 9:00 a.m., central daylight time, for the following purposes:

  (a) to elect directors of the Corporation;

  (b) to consider and vote upon the following proposal described in the attached Proxy Statement:

     (1) Proposal 1 to ratify the selection by the Board of Directors of the firm of Deloitte & Touche LLP as independent accountants for the Corporation for 1996.

  (c) to transact such other business as may properly come before the Meeting.

  Only stockholders of record of the Corporation's Common Shares at the close of business on March 8, 1996 are entitled to notice of, and to vote at, the Meeting.



                                        /s/ George H. Valentine
                                        George H. Valentine
                                        Senior Vice President, General Counsel
                                          and Corporate Secretary



March 27, 1996

                                PROXY STATEMENT

GENERAL

     The Annual Meeting of Stockholders of Terra Industries Inc. (the "Corporation") will be held at the Sioux City Hilton, 707 Fourth Street, Sioux City, Iowa, on Tuesday, April 30, 1996, at 9:00 a.m., central daylight time.

     The mailing address of the principal executive offices of the Corporation is Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa, 51102-6000. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about March 27, 1996.

     The accompanying proxy is solicited by the Board of Directors of the Corporation. It may be revoked by written notice given to the Corporate Secretary of the Corporation at any time before being voted. Proxies in this form, properly executed, duly returned to the Corporation and not revoked, will be voted for the election of directors (except to the extent that authority therefor is withheld), and on the Proposal described in this Proxy Statement, in accordance with the instructions in the proxy. The Board of Directors is not aware on the date hereof of any matter proposed to be presented at the Meeting other than the election of directors and Proposal 1. If any other matter is properly presented, the persons named in the accompanying form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the Meeting does not of itself revoke the proxy.

SECURITIES ENTITLED TO VOTE

     The only securities entitled to be voted at the Meeting are the Corporation's Common Shares, and only holders of record on the close of business on March 8, 1996 (the "record date"), are entitled to vote. The Common Shares are each entitled to one vote per share, all voting together as a single class.

     On March 8, 1996, there were 81,431,984 Common Shares issued and outstanding.

VOTE REQUIRED

     In the election of directors, the holders of Common Shares are entitled to one vote for each Share held on the record date for each director being elected (with no cumulative voting permitted), and on all other matters to one vote for each Share held. Under Maryland law and the Corporation's Restated Articles of Incorporation and Bylaws, the affirmative vote of a plurality of the combined votes cast by the holders of the Common Shares is necessary to elect a director. On other matters, the aggregate number of votes cast, i.e., those stockholders voting "for" or "against" the matter, but not those abstaining from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the matter, and the total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the matter. An abstention from voting on the matter by a stockholder at the Annual Meeting, as well as broker non-votes will be considered for purposes of determining the number of Common Shares present at the Meeting; however, such abstentions and broker non-votes will not be considered a vote "for" or "against" the matter, and will therefore not be considered in determining whether or not the proposal passed.

     Minorco (U.S.A.) Inc. ("Minorco USA") and Taurus Investments S.A. ("Taurus"), the Corporation's 46% and 7% stockholders as of January 31, 1996, respectively, are subsidiaries of Minorco, a company incorporated under the laws of Luxembourg as a societe anonyme. Each of Minorco USA, Taurus and Minorco have advised the Corporation that they intend to vote the Common Shares registered in the name of Minorco USA and Taurus for the election of each of the directors set forth in this Proxy Statement and for Proposal 1 set forth herein, thereby ensuring the election of each of the directors and the approval of the Proposal.

                             ELECTION OF DIRECTORS

NOMINEES


     The Board of Directors currently consists of eleven members who are elected to hold office until the next Annual Meeting or until their successors are duly elected and qualified or their earlier resignation or removal. Mr. Reuben F. Richards, Chairman of the Board of the Corporation since December 1982, has advised the Board of Directors that he wishes to retire, effective at the conclusion of this year's Annual Meeting. The Board of Directors has determined to reduce the size of the Board of Directors from eleven to ten for the purpose of Stockholders electing directors at the Annual Meeting. The affirmative vote of a plurality of the combined votes cast by the holders of Common Shares voting thereon is necessary to elect a director. If no contrary indication is made, proxies in the accompanying form are to be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. All nominees named below are incumbent members of the Board of Directors. Set forth below opposite the name and age of each nominee are his or her present positions and offices with the Corporation, his or her principal occupations during the past five years, and the year in which he or she was first elected a director of the Corporation.

                                                                                                     Year first
                                    Present positions and offices with the Corporation and             elected
     Name and Age               principal occupations and positions during the past five years        Director
     ------------               --------------------------------------------------------------       ----------
Edward G. Beimfohr (63)       Partner, Lane & Mittendorf (a New York law firm) since prior to           1994
                              1990.

Carol L. Brookins (52)        Founder, Chairman and Chief Executive Officer of World                    1993
                              Perspectives, Incorporated (an information, analysis and
                              consulting firm specializing in agricultural policies, markets and issues) since 1980.

Edward M. Carson (66)         Retired; Chairman of the Board and Chief Executive Officer of             1983
                              First Interstate Bancorp from June 1990 to May 1995 and
                              President thereof from January 1985 to May 1990.

David E. Fisher (53)          Finance Director of Minorco (an international natural resources           1993
                              company) since January 1990.

Basil T. A. Hone (69)         Retired; Vice President, Metals Division of Union Carbide                 1986
                              Corporation (a chemical, industrial gases and specialty products business) until 1984.

Burton M. Joyce (54)          President and Chief Executive Officer of the Corporation since            1986
                              May 1991; Executive Vice President and Chief Operating Officer
                              thereof from February 1988 to May 1991.

Anthony W. Lea (47)           Executive Director and member of Executive Committee of                   1994
                              Minorco since prior to 1990; Joint Managing Director thereof from
                              January 1990 to December 1992; Director of Anglo American
                              Corporation of South Africa Limited since November 1993.

William R. Loomis, Jr. (47)   Managing Director of Lazard Freres & Co. LLC since June 1995;             1996
                              General Partner in the Banking Group of Lazard Freres & Co. from
                              1984 to June 1995.

--------------------------------------------------------------------------------------------------------------

                                                                                                  Year first
                                  Present positions and offices with the Corporation and            elected
      Name and Age            principal occupations and positions during the past five years       Director
      ------------            --------------------------------------------------------------       --------
John R. Norton III (66)       Chairman and Chief Executive Officer of J. R. Norton Company           1993
                              (an agricultural production company) since 1972.  Between May
                              1985 and February 1986, Mr. Norton served as a U.S. Deputy
                              Secretary of Agriculture and was not an officer of J. R. Norton
                              Company during that period.

Henry R. Slack (46)           Chief Executive of Minorco since December 1992; President              1983
                              thereof since September 1985 and Director thereof since 1981.


     In addition, several directors of the Corporation are also directors of other companies that are subject to the reporting requirements of the U.S. federal securities laws. Mr. Carson is a director of Aztar Corporation, Castle & Cooke, Inc., and First Interstate Bancorp; Mr. Joyce is a director of IPSCO Inc.; Mr. Lea is a director of Engelhard Corporation; Mr. Norton is a director of Arizona Public Service Company, Aztar Corporation, Pinnacle West Capital Corporation and Suncor, Inc.; and Mr. Slack is a director of Engelhard Corporation.

BOARD OF DIRECTORS AND COMMITTEES

     During the Corporation's last fiscal year, its Board of Directors held six meetings. Each member attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board of Directors of which he or she was a member.

     The Board of Directors of the Corporation has an Audit Committee, an Executive Committee and a Personnel Committee. The Board of Directors does not have a nominating committee. The Audit Committee, which met three times in 1995, is currently comprised of Ms. Brookins, Mr. Hone and Mr. Norton. The Audit Committee's functions include reviewing the Corporation's procedures for reporting financial information to the public, recommending annually to the Board of Directors a firm of independent accountants to audit and review the Corporation's books and records and approving the scope of such firm's audit, reviewing reports and recommendations and fees of the Corporation's independent accountants, reviewing the scope of all internal audits and reports and recommendations in connection therewith and reviewing non-audit services provided by the Corporation's independent accountants.

     The Executive Committee, which did not meet last year, is currently comprised of Messrs. Carson, Joyce, Richards and Slack. The Executive Committee is authorized to exercise, to the extent permitted by law, all the power and authority of the Board of Directors in the management of the Corporation between meetings of the Board.

     The Personnel Committee, which met three times last year, is currently comprised of Messrs. Beimfohr, Carson, Hone and Slack. Its functions include administering certain employee benefit plans, recommending to the Board of Directors the appointment of executive officers of the Corporation, establishing the compensation to be paid to such individuals and establishing compensation administration guidelines generally for the Corporation and its subsidiaries, and, in consultation with management, establishing and administering significant personnel policies of the Corporation.

     The Board of Directors of the Corporation establishes from time to time Special Committees of the Board, whose functions are specifically delegated at the time of establishment.

EQUITY SECURITY OWNERSHIP

     Principal Stockholders. The following table shows, based on information reported to the Corporation by or on behalf of such persons, the ownership, as of January 31, 1996, of the Corporation's securities by the only persons known to the Corporation to be the beneficial owners of more than five percent of any class of the Corporation's voting securities.

===============================================================================
                                                 Amount and nature
      Name and address of                          of beneficial     Percentage
        beneficial owner         Title of class      ownership        of class
===============================================================================
Minorco (U.S.A.) Inc.            Common Shares    37,160,725 sole         45.78%
30 Rockefeller Plaza, Ste 4212                    voting and
New York, NY 10112                                investment power

-------------------------------------------------------------------------------
Taurus Investments S.A.          Common Shares    5,400,000 sole           6.65%
9 rue Sainte Zithe                                voting and
L-2763 Luxembourg City                            investment power
Grand Duchy of Luxembourg

-------------------------------------------------------------------------------
Minorco                          Common Shares    42,560,725 sole         52.43%
9 rue Sainte Zithe                                voting and
L-2763 Luxembourg City                            investment power
Grand Duchy of Luxembourg                         through its
                                                  subsidiaries
                                                  Minorco (U.S.A.)
                                                  and Taurus
                                                  Investments S.A.

===============================================================================

     Minorco USA is involved in mining and natural resource-related activities in North America. Minorco USA is indirectly wholly owned by Minorco. Taurus Investments S.A. is a company incorporated under the laws of Luxembourg as a societe anonyme and is wholly owned by Minorco. Minorco is a company incorporated under the laws of Luxembourg as a societe anonyme and is an international natural resources company with operations in gold, base metals, industrial minerals, paper and packaging and agribusiness. Minorco's address is 9 rue Sainte Zithe, L-2763 Luxembourg City, Grand Duchy of Luxembourg. The capital stock of Minorco is owned in part as follows: approximately 46%, directly or through subsidiaries, by Anglo American Corporation of South Africa Limited ("Anglo American"), a publicly held mining and finance company, and approximately 22%, directly or through subsidiaries, by De Beers Centenary AG ("Centenary"), a publicly held Swiss diamond mining and investment company. Approximately 38% of the capital stock of Anglo American is owned, directly or through subsidiaries, by De Beers Consolidated Mines Limited ("De Beers"), a publicly held diamond mining and investment company. Approximately 29% of the capital stock of Centenary and approximately 33% of the capital stock of De Beers is owned, directly or through subsidiaries, by Anglo American. De Beers owns approximately 9% of Centenary.

     Mr. Nicholas F. Oppenheimer, Deputy Chairman and a director of Anglo American, Centenary, De Beers, and Minorco, and Mr. Slack, a director of the Corporation and Minorco USA, Chief Executive, President and a director of Minorco and a director of Anglo American, have indirect partial interests in approximately 7% of the outstanding shares of Minorco, approximately 8% of the outstanding shares of Anglo American. Also, Messrs. Hone and Richards beneficially own respectively 3,350 and 1,000 Minorco Ordinary Shares, and Mr. Hone beneficially owns 1,000 Anglo American Ordinary Shares, each constituting less than one percent of the outstanding shares of the respective issuers.
Mr. Richards is a director of Minorco. Mr. Loomis is a director of Minorco.
Mr. Beimfohr, Mr. Fisher and Mr. Lea are directors of Minorco USA and Minorco. Mr. Lea is also a director of Anglo American. Mr. Joyce is a Vice President of Minorco USA. Minorco USA is engaged in certain transactions with the Corporation described under the caption "Certain Relationships and Related Transactions" below.

     Directors and Officers. The following table shows the equity securities of the Corporation and its subsidiaries that were beneficially owned by each of the following individuals as of December 31, 1995: directors and nominees individually, the chief executive officer (who is also a director), the four other most highly compensated executive officers, and the directors and executive officers of the Corporation as a group.


                                                         Number of Common Shares
       Name                                               Beneficially Owned/1/
       ----                                               ---------------------

 E.G. Beimfohr..................................................     5,000
 M.L. Bennett...................................................    45,318
 C.L. Brookins..................................................     - 0 -
 E.M. Carson....................................................     1,000
 D.E. Fisher....................................................       250
 B.T.A. Hone....................................................     2,000
 B.M. Joyce.....................................................   543,113-/2/
 A.W. Lea.......................................................       250
 W.R. Loomis, Jr................................................    25,000-/3/
 F.G. Meyer.....................................................    84,142-/2/
 J.R. Norton III................................................     1,005
 R.F. Richards..................................................   459,742-/2/
 H.R. Slack.....................................................       250
 W.M. Rosenbury.................................................   152,723-/2/
 G.H. Valentine  ...............................................    50,273-/2/

 Directors and all executive officers as a group (18 persons)... 1,415,667-/2/

______________

/1/ Each director, nominee or executive officer has sole voting and investment power over the shares shown as beneficially owned. Each director, nominee and executive officer individually beneficially owned less than one percent, and the directors and executive officers as a group owned approximately 2% of the total issued and outstanding Common Shares of the Corporation.

/2/ The number of Common Shares shown as beneficially owned by Messrs. Joyce, Richards, Rosenbury and Meyer and by all directors and executive officers as a group, include 450,000, 340,000, 81,000, 37,700, and 908,700 Common
     Shares, respectively, as to which such person or group had the right to acquire beneficial ownership pursuant to the exercise, on or before April 30, 1996, of employee stock options. No other individual listed held any employee stock options. The number of Common Shares shown also reflect the ownership of certain restricted Common Shares subject to certain performance related vesting conditions and Common Shares under the Corporation's Employees' Savings and Investment Plan as of December 31, 1995.

/3/ As of December 31, 1995, Mr. Loomis beneficially owned no Common Shares. The 25,000 shares reported as owned by Mr. Loomis were acquired, however, prior to his appointment as a director of the Corporation in February 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and greater than ten percent beneficial owners to file initial reports of ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, all of the Corporation's officers, directors and greater than ten percent beneficial owners made all required filings.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer, and each of the four other most highly compensated executive officers of the Corporation (determined as of the end of the last fiscal year), (hereafter referred to as the "named executive officers"), for the fiscal years ended December 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE


=============================================================================================================================
                                                                                Long-Term Compensation
                                                                        --------------------------------------
                        Annual Compensation                                      Awards                Payouts
--------------------------------------------------------------------------------------------------------------

                                                             Other
            Name and                                         Annual     Restricted                                 All Other
            Principal                                        Compen-       Stock                        LTIP        Compen
            Position         Year    Salary/1/  Bonus/2/    sation/3/    Award(s)/4/     Options       Payouts     sation/5/
-----------------------------------------------------------------------------------------------------------------------------
Burton M. Joyce              1995    $485,257   $375,000      $3,513           --           --           --        $21,985
President and                1994     444,691    450,000       5,458           --     250,000/6/         --          4,500
Chief Executive              1993     417,924    356,000       2,731           --           --           --          9,285
Officer

W. Mark Rosenbury            1995     263,308     89,998          --           --           --           --         11,224
Vice President of Business   1994     254,800    212,450       3,451    $ 336,000/7/        --           --          4,500
Development and Strategic    1993     188,977    104,694       3,559           --           --           --          4,497
Planning

Francis G. Meyer             1995     186,330     94,172       1,664           --           --           --          8,385
Sr. Vice President and       1994     164,372    157,956       1,943      252,000/7/        --           --          4,500
Chief Financial Officer      1993     127,105     65,427       1,733           --           --           --          3,813

Michael L. Bennett           1995     171,442    109,633       1,943           --           --           --          7,714
Sr. Vice President and       1994     125,252     99,642          --      252,000/7/        --           --          3,683
President, Terra             1993      94,129     48,452          --           --           --           --          2,914
Distribution Division

George H. Valentine/8/       1995     165,782    104,520       1,943           --           --           --          7,459
Sr. Vice President,          1994     151,000    121,319          --      210,000/7/        --           --          4,349
General Counsel and          1993      26,955     30,113          --      110,000/8/        --           --            363
Corporate Secretary

=============================================================================================================================

/1/ "Salary" includes amounts deferred at the election of the named executive officer under the Corporation's Employees' Savings and Investment Plan and Supplemental Deferred Compensation Plan.

/2/ "Bonus" includes amounts awarded under the Corporation's Incentive Award Program for Key Executives.

/3/ "Other Annual Compensation" includes tax reimbursements or "gross-ups" provided to the named executive officers. While the named executive officers enjoy certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

/4/ The number of restricted Common Shares held, and the value thereof (shown in parenthesis), at December 31, 1995 by each of the named executive officers is: Burton M. Joyce: 6,667 ($94,171); W. Mark Rosenbury: 32,000 ($452,000); Francis G. Meyer: 24,000 ($339,000); Michael L. Bennett: 24,000
     ($339,000); and George H. Valentine: 20,000 ($282,500).

/5/ "All Other Compensation" includes amounts contributed, allocated or accrued for the named executive officers under the Corporation's Employees' Savings and Investment Plan and Supplemental Deferred Compensation Plan.

/6/ Mr. Joyce was awarded options to purchase 250,000 Common Shares during 1994. The exercise price is equal to the closing price of the Common Shares on the New York Stock Exchange on the date of grant, November 2, 1994, ($10.50). The options with respect to 125,000 Common Shares vest on the business day following any period of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange is at least $14.00 per share, and thereafter with respect to 62,500 Common Shares following any period of thirty (30) consecutive business days during which the average price is at least $15.875 per share and with respect to the remaining 62,500 Common Shares following any period of thirty (30) consecutive business days during which the average price is at least $17.625 per share. The options shall be exercisable with respect to all of the Common Shares set forth above beginning on the day that Mr. Joyce's employment with the Corporation is terminated involuntarily or his responsibilities or compensation are substantially reduced, if such termination or reduction occurs prior to February 28, 2001, and within twelve months of the date on which any person or group of persons acting in concert (other than Minorco USA) acquires beneficial ownership of the outstanding securities of the Corporation in an amount having, or convertible into securities having, 50% or more of the ordinary voting power for the election of directors of the Corporation.
     The options vest in any event in February 2001 if he remains an employee of the Corporation through such date.

/7/ On November 2, 1994, the Personnel Committee of the Corporation's Board of Directors approved the grant of 32,000, 24,000, 24,000 and 20,000 restricted Common Shares ("Performance Shares") of the Corporation under its 1992 Stock Incentive Plan to each of Messrs. Rosenbury, Meyer, Bennett and Valentine, respectively. The closing price of the Common Shares on the New York Stock Exchange on the date of grant was $10.50. The restricted period terminates with respect to all but 50% of the Performance Shares on the business day following any period of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange is at least $14.00 per share, and thereafter with respect to an additional 25% of the Performance Shares following any period of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange is a least $15.875 per share and with respect to the remaining 25% following any period of thirty (30) consecutive business days during which the average price is at least $17.625 per share. Unvested Performance Shares automatically vest beginning on the day that any such officer's employment with the Corporation is terminated involuntarily or his respective responsibilities or compensation are substantially reduced, if such termination or reduction occurs prior to February 28, 2001, and within twelve months of the date on which any person or group of persons acting in concert (other than Minorco USA) acquires beneficial ownership of the outstanding securities of the Corporation in an amount having, or convertible into securities having, 50% or more of the ordinary voting power for the election of directors of the Corporation.

     During the restricted period, Messrs. Rosenbury, Meyer, Bennett and Valentine are entitled to all benefits incidental to ownership of the Common Shares, including voting the Common Shares and receiving such dividends as from time to time may be declared by the Board of Directors of the Corporation.

/8/ Mr. Valentine joined the Corporation as Vice President, General Counsel and Corporate Secretary in November 1993. On November 3, 1993, the Personnel Committee of the Board of Directors approved the grant of 20,000 Performance Shares to Mr. Valentine. The restrictions lapsed with respect to such Performance Shares and the Performance Shares vested in 1994. The restrictions lapsed with respect to 50%, 25% and 25% of the Performance Shares after periods of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange was at least $7.50, $8.75 and $10.00 per share, respectively.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information concerning options to purchase the Corporation's Common Shares granted under the 1983 Stock Option Plan, and the 1987 and 1992 Stock Incentive Plans of the Corporation. None of the named executive officers exercised any stock options during 1995.

               AGGREGATED OPTION EXERCISES IN LAST  FISCAL YEAR
                      AND DECEMBER 31, 1995 OPTION VALUES
=============================================================================
                                                   Value of Unexercised
                       Number of Unexercised           in-the-Money
                            Options at                  Options at
      Name               December 31, 1995         December 31, 1995/1//
                       ------------------------------------------------------
                       Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------------------------------------------------------------------
Burton M. Joyce            450,000        250,000   $3,842,500     $906,250

W. Mark Rosenbury           81,000            -0-      682,125          -0-

Francis G. Meyer            37,700            -0-      328,200          -0-

Michael L. Bennett             -0-            -0-          -0-          -0-

George H. Valentine            -0-            -0-          -0-          -0-
=============================================================================

/1// Based on the closing price on the New York Stock Exchange--Composite
     Transactions of the Corporation's Common Shares on December 29, 1995 ($14.125).

                              PENSION PLAN TABLES

     The following table shows for employees retiring in 1995 the estimated annual retirement benefit payable on a straight life annuity basis under the Employees' Retirement Plan of the Corporation (the "Retirement Plan") and the Corporation's Excess Benefit Plan (the "Excess Benefit Plan"), on a non-contributory basis, which covers some of the named executive officers and certain other employees, at various levels of accrued service and compensation.

=========================================================================
                           Years of Credited Service
                ---------------------------------------------------------
Remuneration       5        10        15        20        25        30
-------------------------------------------------------------------------
$  150,000      $12,347  $ 24,695  $ 37,042  $ 49,390  $ 61,737  $ 74,084

   250,000       21,097    42,195    63,292    84,390   105,487   126,584

   500,000       42,972    85,945   128,917   171,890   214,862   257,834

   750,000       64,847   129,695   194,542   259,390   324,237   389,084

 1,000,000       86,722   173,445   260,167   346,890   433,612   520,334
=========================================================================

     "Compensation" under the Retirement Plan includes all salaries and wages paid to a participant, including bonuses, overtime, commissions and amounts the participant elects to defer under the Corporation's Employees' Savings and Investment Plan. Covered earnings are limited by Section 401(a)(17) of the Internal Revenue Code ("Code") to $150,000 in 1995. The above benefits are subject to the limitations of Section 415 of the Code, which, in 1995, provided for a maximum annual payment of approximately $120,000. Under the Excess Benefit Plan, however, the Corporation will supplement those benefits so that the amount the participant will receive will be equal to the amount that would have been received under the Retirement Plan but for such limitations. "Compensation" under the Excess Benefit Plan also includes amounts deferred under the Supplemental Deferred Compensation Plan. Eligible compensation for the following named executive officers as of the end of the last calendar year is:
Burton M. Joyce: $935,257 and W. Mark Rosenbury: $475,758. The estimated years of service for each such officer is as follows: Burton M. Joyce: 9 and W. Mark
Rosenbury: 9.

     Certain executive officers of the Corporation and certain other employees of the Corporation's subsidiaries are entitled to the estimated annual retirement benefit under the Retirement Plan and Excess Benefit Plan as set forth in the following table:

==========================================================================
                                Years of Credited Service
                ----------------------------------------------------------
Remuneration       5        10        15        20        25        30
--------------------------------------------------------------------------
$  150,000      $10,847   $ 21,695  $ 32,542  $ 43,390  $ 54,237  $ 65,084

   250,000       18,597     37,195    55,792    74,390    92,987   111,584

   500,000       37,972     75,945   113,917   151,890   189,862   227,834

   750,000       57,347    114,695   172,042   229,390   286,737   344,084

 1,000,000       76,722    153,445   230,167   306,890   383,612   460,334
==========================================================================

     Eligible compensation for the following named executive officers as of the end of the last calendar year is: Francis G. Meyer: $344,286; Michael L.
Bennett: $271,084; and George H. Valentine: $287,101. The estimated years of service for each such officer is as follows: Francis G. Meyer: 13; Michael L.
Bennett: 22 and George H. Valentine: 2.

     Eligible compensation for each of the named executive officers includes the salary paid in 1995 to each of the named executive officers plus the bonus paid in 1995 to such executive officers for service to the Corporation and its subsidiaries in 1994. Amounts reported in the table entitled "Summary Compensation Table" for 1995 include the salary paid to each of the named executive officers in 1995 plus the bonus paid to such executive officers in 1996 for service to the Corporation and its subsidiaries in 1995.

EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     As described in footnotes six and seven to the table entitled "Summary Compensation Table," the vesting or exercisability of certain awards granted to the named executive officers is accelerated in the event of certain corporate transactions including a change in control of the Corporation.

DIRECTOR COMPENSATION

     Each director who is not an officer or employee of the Corporation or of one of its subsidiaries receives an annual retainer of $18,000 for services as a director. In addition, such directors receive a fee of $1,000 for each Board meeting attended and a fee of $800 for each Committee meeting attended (a chairperson receives a fee of $2,000 for each Board or Committee meeting attended in the role of chairperson) and are reimbursed for their expenses of attending such meetings.

PERFORMANCE GRAPH

     The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S & P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation.

     The graph appearing below assumes the investment at the market close on the last trading day in 1990, of $100 in Common Shares of the Corporation, the S & P 500 Stock Index and two industry peer groups. The peer group designated "Former Industry Peer Group" consists of the following agribusiness companies selected by the Corporation in 1994: Ag Services of America Inc.; BioTechnica International, Inc.; DEKALB Genetics Corporation; First Mississippi Corporation; Freeport-McMoRan Resource Partners, Limited Partnership; IMC Fertilizer Group, Inc.; LESCO, Inc.; Potash Corporation of Saskatchewan Inc.; Terra Nitrogen Company, L.P. (formerly Agricultural Minerals Company, L.P.) and The Vigoro Corporation. The peer group designated "Current Industry Peer Group" consists of the companies included in the Former Industry Peer Group (with the exception of BioTechnica International, Inc., which has been excluded due to, among other reasons, its significantly smaller market capitalization) as well as the addition of Agrium Inc. and Mississippi Chemical Corporation. The Corporation selected the Current Industry Peer Group to reflect its business as a producer of nitrogen fertilizer, crop production products, seed and services for agricultural, turf, ornamental and other growers (as well as a producer of nitrogen products and methanol for industrial customers).

                       Five-Year Stock Performance Graph

                       [PERFORMANCE GRAPH APPEARS HERE]
                             [PLOT POINTS TO COME]




                               --------------------------------------------
                                           December 31,
---------------------------------------------------------------------------
                               1990   1991    1992    1993    1994    1995
---------------------------------------------------------------------------
Terra Industries Inc.           100  134.48  131.03  211.11  289.79  397.82
---------------------------------------------------------------------------
S & P 500 Stock Index           100  130.47  140.41  154.56  156.60  215.45
---------------------------------------------------------------------------
Current Industry Peer Group     100  143.14  125.79  153.33  162.35  297.04
---------------------------------------------------------------------------
Former Industry Peer Group      100  142.88  126.20  154.73  168.13  305.16
---------------------------------------------------------------------------

     The graph appearing above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Slack, a director and member of the Personnel Committee of the Board of Directors of the Corporation, is an executive officer and director of Minorco. Mr. Richards, an executive officer and director of the Corporation, is a director of Minorco. Mr. Richards was also on the compensation committee of the board of directors of Minorco USA until March 1996, while Mr. Joyce, an executive officer and director of the Corporation, is an executive officer of Minorco USA.

     Minorco USA, indirectly wholly owned by Minorco, paid to the Corporation or was billed by the Corporation 75% of the salary, benefits, office services and related overhead paid to, or incurred on behalf of, Mr. Richards. In addition to his positions with the Corporation and Minorco, Mr. Richards was the Chairman of the Board, Chief Executive Officer and President of Minorco USA until March 1996. The Corporation and Minorco USA engage in various other transactions discussed more fully under the caption "Certain Relationships and Related Transactions" below.


                       REPORT ON EXECUTIVE COMPENSATION

GENERAL POLICY

     The foundation of the Corporation's compensation policy is to retain and motivate executive officers who are capable of leading the Corporation in achieving its business objectives and in creating stockholder value. The compensation of executive officers is reviewed and approved annually by the Personnel Committee of the Board of Directors of the Corporation (the "Committee"), which is comprised entirely of non-employee directors. The Corporation's executive compensation program is designed to be (i) competitive,
(ii) tied to performance and (iii) aligned with stockholder interests. The three general elements in the Corporation's executive compensation program consist of base salary, annual incentive awards under the Corporation's Incentive Award Program for Key Executives (the "Key Executive Plan"), and long-term incentive compensation in the form of stock options, restricted stock or other award opportunities offered under the Corporation's 1992 Stock Incentive Plan approved by stockholders in May 1992 (the "Long-Term Plan"). As an executive officer's level of responsibility increases, a greater portion of his or her total compensation is based on annual and long-term incentive compensation and less on base salary.

     Compensation opportunities for the Corporation's executive officers are intended to be fixed at levels generally competitive with amounts paid to executive officers with comparable experience and responsibilities at other companies engaged in similar business as the Corporation and with other companies of similar size or market capitalization ("Performance Peer Group"). As revised in 1995 with the assistance of an independent compensation consultant, the Performance Peer Group includes virtually all of the companies in the Industry Peer Group, supplemented with companies from the chemical and distribution industries to reflect the Corporation's diversified operations, larger revenue base than typical among the Industry Peer Group companies, and competition for executive officers from companies other than those included in the Industry Peer Group. The Committee periodically obtains advice from an independent consultant concerning total compensation competitiveness against the Performance Peer Group, including salary, annual incentives, and long-term awards. In addition, competitive information is obtained at least annually from various sources on salary and annual incentive levels for comparable executive positions among companies covering a wide variety of industry segments, including non-durable goods manufacturers, chemical companies, and distribution and other non-manufacturing companies.

     Since the total compensation, exclusive of stockholder approved stock option grants and existing deferral plans, for any executive has thus far been below the $1 million threshold at which tax deductions are limited under the Internal Revenue Code, the Committee has not had to address issues relative thereto. To the extent that total compensation to any executive officer may exceed such threshold in the future, the Committee may require deferral of a portion of the bonus to a time when payment may be deductible by the Corporation.

BASE SALARY

     Annual base salaries paid to the Corporation's executive officers are fixed at levels generally competitive with amounts paid to executive officers with comparable experience and responsibilities in the Performance Peer Group.

     Changes in the base salaries of executive officers (other than Burton M. Joyce, the Corporation's President and Chief Executive Officer) are reviewed by the Committee annually with Mr. Joyce and the Vice President-Human Resources and are largely based on the individual's performance and contribution to the Corporation. In addition, the Committee periodically obtains advice from an independent compensation consultant concerning salary competitiveness. The salary survey and other information provided by the compensation consultant is then considered along with factors relating to the executive officer's performance to determine appropriate adjustments to base salaries. The base salaries of the executive officers of the Corporation in 1995 were generally fixed at levels closer to (but still below) the midpoint of the Performance Peer Group for comparable positions, resulting in an increase of approximately 10% to 15% in the case of most executive officers.

ANNUAL INCENTIVE AWARDS

     Under the Key Executive Plan, which is reviewed and approved by the Committee in the first quarter of each year, an incentive award pool is established based on a target percentage of executive officers' salaries and the achievement of certain financial goals proposed by management to the Committee (the "Targeted Goals"). The incentive award pool is then increased or reduced based on the Corporation's performance measured against the Targeted Goals. Annual incentive payments for individual executive officers are based on their target percentage, which generally increases as the executive officer's level of responsibility increases. Awards are then increased or reduced based on the individual executive officer's achievement of specified objectives established at the beginning of each fiscal year, individual job performance and the size of the incentive award pool.

     For awards to participants in 1995 under the Key Executive Plan regarding service to the Corporation in 1994 (the "1994 Plan"), the Targeted Goals were based on net income and return-on-equity, with net income receiving a 60% weight and return-on-equity receiving the remaining 40%. Incentive compensation awarded in 1995 under the 1994 Plan to the named executive officers reflected the Corporation's attainment of 182% of the net income goal and 180% of the return-on-equity goal, or 181% overall achievement under the 1994 Plan.

     Incentive compensation awarded in 1996 under the Key Executive Plan regarding service to the Corporation in 1995 (the "1995 Plan") was calculated in a manner similar to the 1994 Plan, but each of the net income and return-on-equity goals were weighted 50% under the 1995 Plan. Incentive compensation awarded in 1996 reflected the Corporation's attainment of 101% of the net income goal and 101% of the return-on-equity goal, or 101% overall achievement under the 1995 Plan.

LONG TERM AWARDS

     Long-term incentive awards under the Long-Term Plan are designed to provide an incentive to executive officers in increasing stockholder value on a sustained basis. Based on various factors, including the recommendations of an independent consultant, the Committee issues from time to time incentive stock options and non-qualified stock options and restricted stock ("Performance Shares").

     Performance Shares are grants of restricted Common Shares of the Corporation that vest if the Corporation's Common Shares achieve certain sustained levels of appreciation within a specified period following their issuance. As of the date of the award, participants have all the rights of a stockholder other than the right to sell the Performance Shares. The Committee believes that this encourages participants, including executive officers, to view themselves as long-term stockholders, thus serving the interests of all stockholders by focusing their efforts on building stockholder value. Performance Shares are subject to forfeiture if the performance threshold is not attained or if a participant terminates employment for any reason prior to vesting. Existing grants of Performance Shares will either vest or be forfeited within a period of approximately six years from the date of the grant.

     No options or Performance Shares were issued by the Committee in 1995 to any of the named executive officers since long term awards were provided to such persons in late 1994. The Committee issued, in November 1994, stock options to Mr. Joyce and certain other key employees of the Corporation and Performance Shares to other key employees, including executive officers. In determining the specific grants of Performance Shares to executive officers in November 1994, the Committee reviewed with the Vice President--Human Resources of the Corporation the recommended individual awards, taking into account the respective scope of accountability, strategic and operational goals and contribution of each executive officer, as well as taking into account the fact that prior awards had fully vested upon the attainment of all performance thresholds and the fact that no grants were awarded to executive officers of the Corporation since 1992, except in one instance for an executive officer who joined the Corporation in 1993.

     In deciding to grant long-term incentive awards to the Corporation's executive officers that vest on the basis of appreciation of the market price of the Corporation's Common Shares, the Committee recognizes that the value of the awards will not be immediately realized and will be dependent on building profitability and stockholder value well after the date of grant and will provide a continuing incentive to executive officers long after the award has actually been earned.

CEO COMPENSATION

     Base Salary. In determining the base salary of Mr. Joyce for 1995, the Committee (with the advice of an independent compensation consultant) considered his then current salary relative to the competitively determined salary range for a comparable position in companies within the Performance Peer Group, as well as Mr. Joyce's continued success in improving the Corporation's operating results and stockholder value. No specific weight was assigned to these factors in determining Mr. Joyce's base salary increase for 1995.

     Based on the foregoing, Mr. Joyce's salary was increased, effective March 1, 1995, by $50,000 to $500,000. Mr. Joyce's 1995 base salary was fixed at a level below the midpoint of the Performance Peer Group.

     Annual Incentive Awards. Mr. Joyce's target percentage for purposes of calculating his annual incentive award under the 1994 Plan was 50%. Based on Mr. Joyce's annual salary at December 31, 1994, and taking into consideration the fact that the Corporation substantially exceeded the Targeted Goals for 1994 (as discussed above), his incentive award in 1995 under the 1994 Plan was $450,000. Consistent with the Corporation's objectives of tying pay to performance and being competitive, Mr. Joyce's target percentage for the 1995 Plan was increased to 60%. Based on Mr. Joyce's annual salary at December 31, 1995, and taking into consideration the relative achievement of the Targeted Goals for 1995 (as discussed above) and other factors, his incentive award in 1996 under the 1995 Plan was $375,000.

     Long Term Awards. No long term awards were provided to Mr. Joyce in 1995 since a long term award was provided to him in late 1994. The award of employee stock options to Mr. Joyce in November 1994 was fixed separately from awards to other executive officers under the Long-Term Plan and was based on, among other factors, the Committee's determination that Mr. Joyce's awards should be at greater risk than awards to executive officers generally, so that his awards would have less value if the stockholders do not enjoy sustained appreciation in their investments. On the basis of an analysis of the relative value of stock options and Performance Shares as determined by the Corporation's independent compensation consultant, the Committee determined that the number of stock options granted to Mr. Joyce should be larger than the number of Performance Shares that would otherwise be granted to Mr. Joyce under the Long-Term Plan but provide the same long term opportunity as a grant of Performance Shares. Based on that determination, among other factors, including consideration of the ratio between the value of incentive awards typically given chief executive officers of companies within the Performance Peer Group, the Committee concluded that a grant to Mr. Joyce of options to purchase 250,000 of the Corporation's Common Shares was appropriate.

Similar to the Performance Shares granted to the other executive officers of the Corporation, the options granted to Mr. Joyce vest if the Corporation's Common Shares achieve certain sustained levels of appreciation in the six years following their issuance. These options vest in any event in February 2001 if he remains an employee of the Corporation through such date.


     E. G. Beimfohr    E. M. Carson    B. T. A. Hone    H. R. Slack


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation and Minorco USA and its affiliates engage in various transactions in the ordinary course of business incident to the conduct of their respective operations. Minorco USA and its affiliates paid or were billed in 1995 an aggregate of approximately $4.6 million in connection with such transactions, including, among other things, (i) the provision of office space,
(ii) 75% of the salary, benefits, office services and related overhead paid to, or incurred on behalf of, Reuben F. Richards, the Chairman of the Board of Directors of the Corporation, (iii) the purchase or allocation of insurance and the provision of related risk management services (approximately $3.6 million) and (iv) other miscellaneous charges. The terms of each transaction are based on arms-length negotiations and are principally on a cost-reimbursement or contractual basis, or, in the case of insurance, by reference to the cost to each company of purchasing separate policies.

     From time to time the Corporation utilizes one or more investment banking firms to advise on potential transactions. Despite the absence of any written engagement letter, one such firm, Lazard Freres & Co. LLC, has in the last year provided certain advisory services of a very preliminary nature to the Corporation in connection with a possible joint venture or other transaction. William R. Loomis, Jr., a director of the Corporation, is a Managing Director of Lazard Freres & Co. LLC.

     The Corporation provided a home equity bridge loan in the amount of approximately $110,000 to Lawrence S. Hlobik, an executive officer of the Corporation, during 1995 in connection with his relocation to Tulsa, Oklahoma. The loan carried a 9% interest rate component and was repaid in full in 1995.

PROPOSAL 1
----------

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify its selection of Deloitte & Touche LLP as independent accountants for the Corporation for the fiscal year 1996. Deloitte & Touche LLP serves as independent accountants for Minorco and various subsidiaries of Minorco, including Minorco USA.

     The Board of Directors intends to introduce at the Annual Meeting the following resolution:

     RESOLVED, that selection by the Board of Directors of the Corporation of Deloitte & Touche LLP as independent accountants for the Corporation for the year 1996 be, and it hereby is, ratified.

     It is expected that members of Deloitte & Touche LLP will attend the Annual Meeting to make a statement if they desire to do so and to respond to any appropriate questions that may be asked by stockholders.

     The affirmative vote of a majority of the votes cast by the holders of Common Shares voting thereon is necessary for adoption of Proposal 1.

     The Board of Directors Recommends That You Vote FOR Proposal 1.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders intended to be submitted at the 1997 Annual Meeting of Stockholders must be received by the Corporation at its principal executive offices on or before November 29, 1996 to be eligible for inclusion in the Corporation's proxy statement and accompanying proxy for such meeting.

                                 MISCELLANEOUS

     The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph or by a few regular employees of the Corporation without additional compensation. The Corporation does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies.

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE RELATIONS DEPARTMENT, TERRA INDUSTRIES INC., TERRA CENTRE, 600 FOURTH STREET, P.O. BOX 6000, SIOUX CITY, IOWA 51102-6000.

                                                                March 27, 1996


    ----- Please mark your                                                                                              | 1796
    | X | votes as in this                                                                                              |______
    ----- example.
          This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposal 1.

-----------------------------------------------------------------------------------------------------------------------------------|
|                             The Board of Directors recommends a vote FOR proposal 1.                                             |
-----------------------------------------------------------------------------------------------------------------------------------|
|                        FOR           WITHHELD                          FOR        AGAINST      ABSTAIN                           |
|   Election of       --------         --------     1. Approval of     --------     --------     --------                          |
|   Directors         |      |         |      |        independent     |      |     |      |     |      |                          |
|   (see reverse)     --------         --------        accountants     --------     --------     --------                          |
| For, except vote withheld from the following nominee(s):                        Change of Address                       -------- |
|                                                                                 or Comments                             |      | |
| --------------------------------------------                                    (on reverse).                           -------- |
|__________________________________________________________________________________                                                |
                                                                                  | I will attend the Annual Meeting      -------- |
                                                                                  |                                       |      | |
                                                                                  |                                       -------- |
                                                                                  --------------------------------------------------


                                                                       The signer hereby revokes all proxies hereunder given by
                                                                    the signer to vote at said meeting or any adjournments thereof.

SIGNATURE(S) ____________________________________________   DATE _________________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

___________________________________________________________________________________________________________________________________
                                                       FOLD AND DETACH HERE

                                                           [TERRA LOGO]

                                                       TERRA INDUSTRIES INC.
                                                  Annual Meeting of Stockholders


                                                  DATE:  Tuesday, April 30, 1996
                                                  TIME:  9:00 A.M.
                                                  PLACE: Sioux City Hilton
                                                         2nd Floor
                                                         707 Fourth Street
                                                         Sioux City, Iowa 51101





          ------------------------------------------------------------------------------------------------------
                                                 TERRA INDUSTRIES INC.

                                  Proxy Solicited on Behalf of the Board of Directors
                    The undersigned hereby appoints REUBEN F. RICHARDS, BURTON M. JOYCE and FRANCIS G.
                    MEYER, jointly and severally, as proxies, with power of substitution, to vote at the Annual Meeting of Stockholders (including adjournments) of TERRA INDUSTRIES INC.
                    to be held April 30, 1996, with all powers the undersigned would possess if personally present, on the election of directors, on the Proposal described in the Proxy
                    Statement and, in accordance with their discretion, on any other business that may come before the meeting.

                    Election of Directors, Nominees:                 (Comments or Change of Address)

            P       E.G. BEIMFOHR, C.L. BROOKINS, E.M. CARSON,
            R       D.E. FISHER, B.T.A. HONE, B.M. JOYCE,
            O       A.W. LEA, W.R. LOOMIS, JR., J.R. NORTON III
            X       and H.R. SLACK
            Y
                                               (If you have written in the above space, please mark
                                               the corresponding box on the reverse side of this card)

                    You are encouraged to specify your choices by marking the appropriate boxes. SEE
                    REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                                                        -------------
                                                                                         SEE REVERSE
                                                                                             SIDE
                                                                                        -------------

          ------------------------------------------------------------------------------------------------------
                                                   FOLD AND DETACH HERE

                                                    CALL 1-800-758-5804
                                           (Terra Industries Inc. Code--437906)

                              Terra Industries Inc. offers a toll-free number you can use to obtain company announcements. This service, available 24 hours a day, is a quick way to receive quarterly earnings reports and other company news.

                              Our goal is to provide you and other interested investors with timely information, efficiently and cost effectively.


                                                          [LOGO Terra]


          ------------------------------------------------------------------------------------------------------